UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2006

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121-7050

801-736-5600

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                 On May 17, 2006, TCBY Systems, LLC (“TCBY”), a wholly-owned subsidiary of the registrant, Mrs. Fields Famous Brands, LLC, received fully executed copies of two new Distribution Service Agreements.  The Distribution Services Agreement between TCBY and Southwest Traders, Inc. (“Southwest”), dated April 25, 2006, provides for distribution services to commence on or about May 21, 2006, to certain TCBY franchisees located in a designated territory including the states of California, Arizona, New Mexico, Nevada, Oregon, Washington and parts of Idaho.  The Distribution Services Agreement between TCBY and Yancey’s Foodservice Company, Inc. (“Yancey’s”), dated May 8, 2006, provides for distribution services to commence on or about June 19, 2006, to certain TCBY franchisees located in a designated territory including certain parts of the states of Idaho, Utah, Wyoming, Colorado and Nebraska.  Each agreement has an initial term of 3 years, unless terminated earlier in accordance with provisions set forth in each agreement.

                The agreements outline services to be performed by distributors and provide for delivery schedules, inventory controls, minimum volume requirements or charges, distribution fees and other related payments.  TCBY franchisees to be served by the distributors will submit account applications and enter into terms directly with the distributors.

                TCBY has engaged the new distributors as part of its overall transition of business from Blue Line Distributing.  As reported in earlier reports by the registrant filed with the Securities and Exchange Commission, Blue Line terminated its distribution agreement with TCBY effective February 2006, but continues to provide services to some territories under an extension agreement with TCBY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President and Chief Legal Officer

Date:  May 22, 2006